Exhibit 4.25

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of August 28, 2020 (this "Amendment"), among (i) Atlantica Sustainable Infrastructure plc (f/k/a Atlantica Yield PLC), as borrower (the "Borrower") under the Credit and Guaranty Agreement, dated as of May 10, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"), among the Borrower, the Guarantors (as defined below), the L/C Issuers (as defined below), the lenders party thereto (the "Lenders") and the Administrative Agent (as defined below), (ii) the guarantors party to the Credit Agreement (the "Guarantors"), (iii) Royal Bank of Canada and Canadian Imperial Bank of Commerce, London Branch, as L/C Issuers (the "L/C Issuers"), (iv) the Lenders party hereto and (v) Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WHEREAS, the Borrower has requested the Administrative Agent and the Lenders to amend certain provisions of the Credit Agreement and the Lenders are agreeable to such request upon the terms and subject to the conditions set forth herein; and
WHEREAS, concurrently with the execution of this Amendment, Barclays Bank PLC, as assignor, National Bank of Canada, as assignee, the Administrative Agent and the Borrower have entered into an Assignment and Assumption in respect of 100% of the rights and obligations of Barclays Bank PLC under the Credit Agreement (the "Assignment Agreement").

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:
ARTICLE I

RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1          Relation to Credit Agreement; Ratification. This Amendment is entered into in accordance with Section 11.01 of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.
Section 1.2          Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Amendment.
ARTICLE II

AMENDMENT TO CREDIT AGREEMENT

Section 2.1          Amendment to Credit Agreement. The parties hereto hereby agree that, effective as of the Amendment No. 4 Effective Date (as defined below),

(a)          Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of the terms "Reduction Date," "Specified Commitments" and "Specified Lenders" in their entirety.
(b)          Section 2.04(b) of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety.
(c)          Section 2.05 of the Credit Agreement is hereby amended by deleting the following paragraph at the end of clause (b) thereof in its entirety:
"Anything herein to the contrary notwithstanding, the Specified Commitments shall be automatically and permanently terminated on the date which is ten days prior to the Reduction Date, and the Availability Period solely in respect of the Specified Commitments shall be deemed expired on such date."
(d)          Section 2.05(c) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
"(c)          Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments under this Section 2.05. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender's Applicable Percentage of such reduction amount. All fees in respect of the Facility accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination."

(e)          Section 2.12 of the Credit Agreement is hereby amended by deleting clause (ii) of the proviso thereto and replacing it in its entirety with the following:

"(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply)."

(f)          Section 11.01 of the Credit Agreement is hereby amended by deleting the following paragraph at the end thereof in its entirety:

"Notwithstanding anything to the contrary herein, any amendment, waiver or consent in connection with (a) any of the following terms: "Amendment No. 2 Effective Date," "Reduction Date," "Second Amendment to Credit and Guaranty Agreement," "Specified Commitments" or "Specified Lenders" or (b) Section 2.04(b)(v), the last paragraph of Section 2.05(b), Section 2.05(c), clause (ii) of the proviso to Section 2.12 or this paragraph, shall not be effective unless in writing signed by the Required Lenders, the Specified Lenders and the Borrower."

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ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.1          Conditions to Effectiveness. This Amendment shall become effective on the date each of the following conditions precedent is satisfied (such date, the "Amendment No. 4 Effective Date"): (a) the Administrative Agent has received a true, correct and complete copy of this Amendment, duly executed and delivered by a duly authorized officer of each party hereto and (b) the Administrative Agent shall have received the Assignment Agreement duly executed and delivered by each of the parties named as a signatory thereto, and the Assignment Agreement shall be in full force and effect.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1          Representations and Warranties. Each Loan Party represents and warrants to the Secured Parties as of the Amendment No. 4 Effective Date, that:
(a)    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person or any of its Subsidiaries is a party or affecting such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries is subject; or (c) violate any Law.
(b)     Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
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ARTICLE V

MISCELLANEOUS

Section 5.1          Notices. All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 11.02 of the Credit Agreement.
Section 5.2          No Waiver; Status of Loan Documents. This Amendment shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Amendment shall constitute a novation of the Loan Parties' obligations under the Credit Agreement or any other Loan Document.
Section 5.3          Amendment. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
Section 5.4         Amendment Binding. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.
Section 5.5          Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 5.6          Governing Law.

(a)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each of the undersigned hereto agrees that any dispute relating to this Amendment shall be determined in accordance with Sections 11.14 and 11.15 of the Credit Agreement and the provisions of said Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference.
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Section 5.7          Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

Section 5.8          Loan Document. This Amendment shall constitute a Loan Document.
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Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Yours truly,

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC (F/K/A ATLANTICA YIELD PLC),
as the Borrower

By:	/s/ Santiago Seage
Name: Santiago Seage
Title: CEO

By:	/s/ Francisco Martinez Davis
Name: Francisco Martinez Davis
Title: CFO

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ATLANTICA INFRASTRUCTURES, S.L.U. (F/K/A ABY CONCESSIONS INFRASTRUCTURES S.L.U.),
as a Guarantor

By:	/s/ David Esteban Guitard
Name: David Esteban Guitard
Title: Authorized representative

By:	/s/ Carlos Colón Lasso de la Vega
Name: Carlos Colón Lasso de la Vega
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ABY CONCESSIONS PERU S.A.,
as a Guarantor

By:	/s/ Antonio Merino Ciudad
Name: Antonio Merino Ciudad
Title: Authorized representative

By:	/s/ Gracia Candau Sanchez de Ybargüen
Name: Gracia Candau Sanchez de Ybargüen
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ACT HOLDING, S.A, DE C.V.,
as a Guarantor

By:	/s/ Carlos Colón Lasso de la Vega
Name: Carlos Colón Lasso de la Vega
Title: Authorized representative

By:	/s/ Irene Hernandez Martín de Arriva
Name: Irene Hernandez Martín de Arriva
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ASHUSA INC.,
as a Guarantor

By:	/s/ Emiliano García Sanz
Name: Emiliano García Sanz
Title: Authorized representative

By:	/s/ Enrique Guillen
Name: Enrique Guillen
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ASHUSA INC.,
as a Guarantor

By:	/s/ Emiliano García Sanz
Name: Emiliano García Sanz
Title: Authorized representative

By:	/s/ Enrique Guillen
Name: Enrique Guillen
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ATLANTICA INVESTMENTS LIMITED (F/K/A ATLANTICA YIELD SOUTH AFRICA LIMITED),
as a Guarantor

By:	/s/ David Esteban Guitard
Name: David Esteban Guitard
Title: Authorized representative

By:	/s/ Carlos Colón Lasso de la Vega
Name: Carlos Colón Lasso de la Vega
Title: Authorized representative

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
ROYAL BANK OF CANADA,
as Lender and L/C Issuer

By:	/s/ Justin Painter
Name: Justin Painter
Title: Authorized Signatory

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH,
as Lender and L/C Issuer

By:	/s/ Farhad Merali
Name: Farhad Merali
Title: Executive Director

By:	/s/ Lavinia Macovschi
Name: Lavinia Macovschi
Title: Executive Director

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
BANCO SANTANDER, S.A., NEW YORK BRANCH
as Lender

By:	/s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
NATIONAL BANK OF CANADA,
as Lender

By:	/s/ Manny Deol
Name: Manny Deol
Title: Managing Director

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Jeffrey Miller
Name: Jeffrey Miller
Title: Executive Director

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
MUFG BANK, LTD.,
as Lender

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Managing Director US Wholesale Banking - Power & Utilities

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Jennifer Cochrane
Name: Jennifer Cochrane
Title: Vice President

Signature Page
Amendment No. 4 to Credit and Guaranty Agreement
BANK OF MONTREAL, LONDON BRANCH,
as Lender

By:	/s/ William Smith	/s/ Simon Watkins
Name: William Smith		Simon Watkins
Title: MD		MD